EXHIBIT 10.14
Emergent BioSolutions Inc.
Non-Qualified Stock Option Award Agreement – Canadian Participant

1. Grant of Option.
This evidences the grant by Emergent BioSolutions Inc., a Delaware corporation (the “Company”), to an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Stock Incentive Plan (the “Plan”), that number of shares (the “Shares”) of common stock, with a $0.001 par value per share, of the Company (“Common Stock”) set forth under the summary of  the grant in your account in the Company’s third-party electronic stock administrative platform (the “Grant Summary”) at the Grant Price identified on the Grant Summary.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Expiration Date identified on the Grant Summary.
This option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
The grant of options under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time.
2.  Vesting Schedule.
This non-qualified stock option shall vest in the aggregate in three equal annual installments on the day immediately prior to each anniversary of the grant date.  Specifically, this option shall vest in accordance with the future vesting schedule indicated on the detailed view of the option as viewed under your account in the Company’s third-party electronic stock administrative platform.
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Expiration Date or the termination of this option under Section 3 hereof or the Plan.
3.  Form of Exercise.
Each election to exercise this option shall be in accordance with the Company’s policies and procedures.
The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
(a)  Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the grant date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(b)  Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (c) and (d) below, the right to exercise this option shall terminate 90 days after such cessation (but in no event after the Expiration Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(c) Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (d) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Expiration Date.
(d)   Termination for Cause.  If, prior to the Expiration Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined in the Plan), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship.
4.  Withholding.
No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state, provincial or local withholding taxes, including but not limited to those under the Income Tax Act (Canada), the Canadian Pension Plan Act or any other applicable tax required by law to be withheld in respect of this option.
5.  Nontransferability of Option.
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant; provided, however, that the gratuitous transfer of this Option by the Participant to or for the benefit of any immediate family member, domestic partner, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Registration Statement on Form S-8 for the registration of the sale of the Common Stock subject to such Option under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Option; and, provided, further, that no option intended to be an incentive stock option shall be transferable unless the Board of Directors shall otherwise permit.
6. Data Privacy.
The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his personal data by and among, as applicable, his or her employing entity or contracting party and the Company for the exclusive purpose of implementing, administering and managing his participation in the Plan.  The Participant understands that the Company holds certain personal information about him, including, but not limited to, his name, home address and telephone number, work location and phone number, date of birth, hire date, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Personal Data”).  The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan (an “Administrator”), that such Administrator may be located in the Participant’s country or elsewhere, and that the Administrator’s country may have different data privacy laws and lower protections than the Participant’s country.  The Participant understands that he may request a list with the names and addresses of any potential Administrator with access to the Personal Data by contacting his local human resources representative. The Participant authorizes the Administrator to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing his participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage his participation in the Plan.  The Participant understands that he may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his local human resources representative. The Participant understands, however, that refusing or withdrawing his consent may affect his ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that he may contact his local human resources representative.

  7. Provisions of the Plan.
This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.